 EXHIBIT 99.1

COWLITZ BANCORPORATION Supplemental Executive Retirement Plan for Ernie Ballou

     THIS AGREEMENT is made effective as of January 1, 2006 by and between Cowlitz Bancorporation and Cowlitz Bank (jointly and severally “Cowlitz”), and Ernie Ballou (hereinafter referred to as “Participant”).

R E C I T A L S

     Participant is serving as Chief Credit Administrator of Cowlitz. The parties desire that Participant will continue to render valuable service to Cowlitz in the future. This plan is intended to provide a financial inducement to Participant for continued service, as well as a form of compensation for doing so.

ACCORDINGLY, the parties agree as follows:

ARTICLE 1 ADMINISTRATION

      Section 1.1 Purpose of the Plan.  The purpose of the Plan is to provide retirement benefits for Participant.

     Section 1.2 Administration of the Plan. The Compensation Committee shall appoint from time-to-time a person or persons to administer and interpret the terms of the Plan and adopt rules and regulations to implement the Plan (“Administrator”).

     Section 1.3 Top Hat Plan and Excess Benefits. The Plan is an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of management or highly compensated participants (within the meaning of sections 201(2), 301(a)(3), and 401(a)(1) of ERISA), and is intended to be exempt from Parts 2, 3, and 4 of ERISA. The Plan also separately accounts for benefits that are provided in excess of the limitations on contributions and benefits imposed by section 415 of the Internal Revenue Code of 1986, as described in section 3(36) of ERISA, and such separate part of the Plan is intended to be an “excess benefit plan” exempt from ERISA pursuant to section 4(b)(5).

ARTICLE 2

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     Section 2.1  Definitions.  For purposes of the Plan and this Article 2, the following definitions shall apply:

Supplement Executive Retirement Plan	Cowlitz Bancorporation
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     “Account” means the separate bookkeeping account established for Participant on the books of Cowlitz for the purpose of recording the amounts of supplemental retirement benefits accrued for Participant pursuant to the provisions of this Plan as if the Plan were accounted for in accordance with Statement of Financial Accounting Standards No. 87.

     “Annual Retirement Benefit” means an amount determined actuarially by Cowlitz’s consulting actuaries that if paid annually from the Normal Commencement Date until the later of Participant or Spouse’s death would equal the Base Amount. For purpose of this calculation, life expectancies shall be determined as of the Termination Date based upon the 1994 GAR Male/Female blended Table, prescribed under Internal Revenue Service Rev. Rul. 2001-62 or the most recently published successor thereto.

     “Base Amount” means an amount calculated by taking the Final Average Compensation and multiplying that amount by the product of (a) 1.5%, (b) the number of whole plus fractional years of Participant’s employment with Cowlitz since January 1, 2006 and (c) the number of whole plus fractional years of Participant’s Predicted Life Expectancy after Retirement Age.

     “Compensation” means Participant’s base salary and cash bonus paid or payable by Cowlitz or any of its subsidiaries to Participant.

     “Compensation Committee” means the Compensation Committee of the Board of Directors of Cowlitz or its equivalent appointed by the board.

     “Disability” means that a Participant (A) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company. This definition of “Disability” shall be interpreted consistently with the rules under Code Section 409A and any regulations or other guidance thereunder.

     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     “Final Average Compensation” means the average of the Participant’s highest three (3) year’s annual total Compensation, or if the Participant’s employment has not continued for at least three (3) years, the average of his Compensation over the period of his employment with Cowlitz.

     “Normal Commencement Date” means the later of (i) the first day of the month which follows the month containing the six-month anniversary of the Termination Date or (ii) the first day of the month following Retirement Age.

Supplement Executive Retirement Plan	Cowlitz Bancorporation
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     “Plan” means the Supplemental Executive Retirement Plan set forth in this Agreement, as it may be amended from time to time.

     “Predicted Life Expectancy” means Participant’s predicted life expectancy determined by Cowlitz’s consulting actuaries as of the Termination Date, based upon the then most recently published life expectancy table by the Internal Revenue Service or other generally accepted reference source.

     “Retirement Age” means the Participant’s sixty-fifth birthday.

     “Spouse” means Participant’s spouse as of the Termination Date.

     “Termination Date” means the date on which Participant ceases to be an employee of Cowlitz for any reason, including death, retirement, Disability and voluntary or involuntary termination.

     Section 2.2 Normal Retirement Benefits. In the event Participant’s employment is terminated on or after Retirement Age, Participant shall be entitled to receive monthly payments of the Annual Retirement Benefit commencing on the Normal Commencement Date and continuing until the later of Participant or Spouse’s death.

     Section 2.3 Death Benefit. If Participant dies while employed by Cowlitz, Spouse shall be entitled to receive monthly payments commencing on the Normal Commencement Date and continuing until Spouse’s death. The amount of the monthly payments will be determined by annuitizing the amount of the Account as of the date of Participant’s date of death for Spouse’s predicted life expectancy using the then life expectancy table published by the Internal Revenue Service or other appropriate assumptions determined by Cowlitz’s consulting actuaries.

     Section 2.4 Early Termination Benefits. If Participant’s employment is terminated prior to Retirement Age for any reason, Participant shall be entitled to receive the vested percentage of the Annual Retirement Benefit commencing on the Normal Commencement Date and continuing until the later of Participant or Spouse’s death. The vesting schedule for payments under this Section 2.4 is attached as Appendix A.

     Section 2.5 Withholding. Any payment or other distribution of benefits under this Plan may be reduced by any amount required to be withheld by Cowlitz under any applicable law, rule, regulation, order or other requirement, now or hereafter in effect, of any governmental authority.

    Section 2.6  Payments to Spouse.  Following Participant’s death, all payments under this Plan shall be made to Spouse.

     Section 2.7 Effect on Retirement Plans. Any amounts payable under this Plan shall be disregarded for the purpose of determining any accrued benefits of Participant under any Retirement Plan, except as required by law.

Supplement Executive Retirement Plan	Cowlitz Bancorporation
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     Section 2.8 Account. The Account established under this Plan is an unfunded plan of deferred compensation. The amount accrued and interest thereon are represented solely by bookkeeping entries on records maintained by the Administrator. No funds are held in trust or otherwise segregated for the sole purpose of paying Plan benefits. All Plan benefits are payable solely from the general assets of Cowlitz. Cowlitz may from time to time reserve assets in a general account or grantor trust owned by Cowlitz for the purpose of paying liabilities that are accrued under this Plan. Participant and Spouse shall have no legal or equitable rights, interest or claims in any specific collateral, property or assets of Cowlitz, but shall be general unsecured creditors of Cowlitz until benefits are paid hereunder.

    Section 2.9  Claims Procedure.

     2.9.1 Interpretation. Any person desiring a benefit under, interpretation or construction of, ruling under or information regarding this Plan shall submit a written request therefor to the Administrator. The Administrator shall respond in writing to any such request as soon as practicable, but in any event no later than 45 days after receiving such written request. Any interpretation or construction of, and any ruling under, this Plan by the Administrator shall be final and binding on all parties except as provided herein.

     2.9.2 Denial of Claim. If a claim for benefits is denied in whole or in part, the Administrator shall in its response notify the claimant of such denial and of his or her right to a conference with an individual designated in the notice for the purpose of explaining the denial. The claimant shall have the right to be represented by counsel of the claimaint’s choice in such meeting. If the claimant does not want such a conference, or is dissatisfied with its outcome, he or she shall be furnished in writing, in a manner calculated to be understood by the claimant, specific reasons for such denial, specific references to the Plan provisions on which the denial is based, a description of any additional material necessary for him or her to perfect his or her claim, an explanation of why such material is necessary, and an explanation of this Plan’s appeals procedure as described in Section 2.9.3.

     2.9.3 Appeal Procedure. Any person, or his or her duly authorized representative, whose claim for benefits under this Plan has been denied in whole or in part, may appeal from such denial to the Administrator by submitting to the Administrator a written request for review within seventy-five (75) days after receiving written notice of denial. The Administrator shall give the claimant an opportunity to review pertinent documents relating to the denial in preparing his or her request for review. The request must set forth all the grounds upon which it is based, supporting facts and documents, and any other matters which the claimant deems pertinent, and the relief sought. The Administrator may require the claimant to submit such additional facts, documents or other material as it deems necessary or advisable in making its review. The Administrator shall act upon a request for review within 60 days after receipt thereof unless special circumstances require further time, but in no event later than 120 days after such receipt. If the Administrator confirms the denial in whole or in part, the Administrator shall give written notice to the claimant setting forth, in a manner calculated to be understood by the claimant, the specific reasons for denial and specific reference to the Plan provisions on which the decision was based. If claimant is entitled to a payment, such payment will include accrued interest at the higher of the Banks prime rate or any applicable legal rate of interest under Washington State law. The

Supplement Executive Retirement Plan	Cowlitz Bancorporation
30117550.02

determination of the Administrator upon such review shall be final and conclusive, but subject to any right of appeal under applicable law.

ARTICLE 3 MISCELLANEOUS.

     Section 3.1 Amendment or Termination. This Plan may be amended or terminated only by the written agreement authorized by the Compensation Committee and signed by the Administrator and Participant. Notwithstanding the foregoing, the schedule for the timing of payments may not be accelerated unless such acceleration is permitted under Code Section 409A and any Internal Revenue Service interpretations thereunder and any change which delays the timing of payments or changes the form of payments is only effective if the following requirements are met:

     3.1.1 Any agreement to change the time and form of distribution may not take effect until at least 12 months after the date on which the agreement is made;

     3.1.2 The first payment with respect to such agreement must be deferred for a period of at least 5 years from the date such payment otherwise would have been made; and

     3.1.3 An agreement related to a distribution to be made at a specified time may not be made less than 12 months prior to the date of the first scheduled payment.

     Section 3.2 Plan Administrator. With respect to ERISA, the Administrator shall be the plan administrator and named fiduciary as to this Plan and the corporate secretary of Cowlitz shall be the agent for purposes of receiving legal process.

     Section 3.3 No Right to Employment. This Plan shall not confer upon Participant the right to be retained in the employ of Cowlitz, interfere with the right of Cowlitz to discharge or otherwise deal with Participant without regard to the existence of this Plan or otherwise be interpreted or construed as creating or modifying any employment or other contract between Cowlitz and Participant.

     Section 3.4 Conclusiveness of Authorized Action. All determinations made under this Agreement by Cowlitz’s independent consulting actuaries shall be binding upon Cowlitz and Participant in the absence of manifest error. Any other actions taken with respect to this Plan by the Administrator shall be conclusive upon Participant, his beneficiaries and any other persons entitled to benefits under this Plan, subject to the claims procedure set forth in Section 2.9 and the arbitration provisions set forth in Section 3.10.

     Section 3.5 Alienation. No right, interest or benefit under this Plan shall be subject to any anticipation, alienation, sale, transfer, assignment, pledge, security interest, encumbrance, charge, execution, attachment, garnishment or legal process, and any attempt to do so shall be void.

     Section 3.6 Information. Participant and Spouse shall provide such authorizations, elections, designations and other information, as Cowlitz shall deem necessary for the proper

Supplement Executive Retirement Plan	Cowlitz Bancorporation
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administration of this Plan. All such authorizations, elections, designations and other information shall be in form approved by Cowlitz. Cowlitz shall not be obligated to determine the accuracy or authenticity of any information provided by Participant or Spouse under this Plan and any payment or other distribution of benefits based thereon shall be binding on such person, or on anyone claiming by, through or under such person, and shall completely discharge any liability under this Plan to the extent of any payment made.

     Section 3.7  Headings. Headings of sections and paragraphs of this Plan are inserted for convenience of reference only and shall not constitute a part of this Plan.

     Section 3.8 Governing State. This Plan shall be interpreted, construed and enforced in accordance with the laws of the State of Washington, except insofar as state law has been preempted by ERISA.

     Section 3.9. IRC Section 409A Compliance. Notwithstanding any other provision of Agreement, it is intended that any payment or benefit which is provided pursuant to or in connection with this Agreement shall be provided and paid in a manner, and at such time and in such form, as complies with the applicable requirements of Section 409A of the Code to avoid the unfavorable tax consequences provided therein for non-compliance. Any provision in this Agreement that is determined to violate the requirements of Section 409A shall be void and without effect. To the extent permitted under Section 409A, the parties shall reform the provision, provided such reformation shall not subject the Participant to additional tax or interest and Cowlitz shall not be required to incur any additional compensation as a result of the reformation. In addition, any provision that is required to appear in this Agreement that is not expressly set forth shall be deemed to be set forth herein, and this Agreement shall be administered in all respects as if such provision were expressly set forth. References in this Agreement to Section 409A of the Code include rules, regulations, and guidance of general application issued by the Department of the Treasury under Internal Revenue Code Section 409A

     Section 3.10 Arbitration. Any dispute hereunder shall be resolved under binding arbitration pursuant to the provision in Section 19 of the Employment Agreement between Cowlitz and Participant dated January 13, 2003 (the “Employment Agreement”). Attorney fees will be awarded as provided by Section 18 of the Employment Agreement.

     Section 3.11 Entire Agreement. This document constitutes the entire agreement between the parties with respect to the Plan. Participant agrees that this Plan satisfies Cowlitz’s obligations under Section 3(d)(iv) of the Employment Agreement.

[Signature Page to Follow]

Supplement Executive Retirement Plan	Cowlitz Bancorporation
30117550.02

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement on the date first written above.

Cowlitz Bancorporation

By: /s/Richard J. Fitzpatrick
     Richard J. Fitzpatrick, President and CEO
     Cowlitz Bank

By: /s/Richard J. Fitzpatrick
     Richard J. Fitzpatrick, President and CEO

     /s/ Ernie Ballou
     Ernie Ballou, Participant

Supplement Executive Retirement Plan	Cowlitz Bancorporation
30117550.02

APPENDIX A VESTING SCHEDULE

For purposes of determining the percentage of the Annual Retirement Benefit that Participant is entitled to receive in the event of distributions pursuant to Section 2.4, the following vesting percentages shall apply corresponding to the calendar year in which Participant employment is terminated for any reason, other than Disability:

Calendar Year of Termination		Vested Percentage

2006		20%
2007		40%
2008		60%
2009		80%
2010	and thereafter	100%

In the event of termination as a result of Disability, Participant shall be 100% vested in the Annual Retirement Benefit.

Supplement Executive Retirement Plan	Cowlitz Bancorporation
30117550.02